WAREHOUSING CREDIT AGREEMENT


                                BY AND BETWEEN


                     TRIAD SYSTEMS FINANCIAL CORPORATION,
                                as borrower

                                    AND

                      THE FIRST NATIONAL BANK OF BOSTON,
                                  as lender



                               AUGUST 29, 1995











                            TABLE OF CONTENTS



Section 1.      Definitions.

SECTION 2.      AMOUNT AND TERMS OF CREDIT
        2.1     Commitment to Lend
                (a)     Commitment to Make Revolving Loans
                (b)     Commitment to Make Term Loans
                (c)     Increased Costs
                (d)     Illegality or Impossibility
                (e)     Capital Requirements
                (f)     Special Notice Requirements
                (g)     Conversion and Continuation of Loans
                (h)     Limitation on Types of Loans
        2.2     Prepayment
                (a)     Voluntary Prepayment
                (b)     Payments Not at End of Interest Period
        2.3     Fees and Commissions
                (a)     Commitment Fee
                (b)     Closing Fee
        2.4     Calculation of Interest; Post-Default Interest
        2.5     Payments
        2.6     Payment on Non-Business Days
        2.7     Application of Payments
        2.8     Conditions Precedent to Loans
                (a)     First Loan
                (b)     All Loans
                (c)     Term Loans
        2.9     Funding Sources

Section 3.      Collateral Security

Section 4.      Borrower's Representations And Warranties
        4.1     Organization and Qualification
        4.2     Corporate Authority
        4.3     Valid Obligations
        4.4     Consents or Approvals
        4.5     Title to Properties; Absence of Encumbrances
        4.6     Financial Statements
        4.7     Changes
        4.8     Defaults
        4.9     Taxes
        4.10    Litigation
        4.11    Use of Proceeds
        4.12    Subsidiaries
        4.13    Investment Company Act
        4.14    Compliance with ERISA
        4.15    Environmental Matters
        4.16    Solvency
        4.17    Representations and Warranties With
                Respect to Eligible Leases

Section 5.      Borrower's Affirmative Covenants
        5.1     Records and Reports
                (a)     Financial Statements of Triad
                (b)     Financial Statements of Borrower
                (c)     Compliance Certificates
                (d)     Borrowing Base Certificates
                (e)     Collateral Report
                (f)     Other Financial Reports
                (g)     Other Data
        5.2     Corporate Rights; Facilities; Conduct
                of Business.
        5.3     Insurance
        5.4     Taxes and Other Liabilities
        5.5     Certain Notices
        5.6     Inspection Rights
        5.7     Conversations With Management
        5.8     Periodic Audits
        5.9     Use of Proceeds
        5.10    Compliance With Laws
        5.11    Punctual Payment
        5.12    Agreements
        5.13    Location of Collateral
        5.14    Notices to and Consents from Lessees

Section 6.      Borrower's Negative Covenants
        6.1     Liens and Encumbrances
        6.2     Employee Loans
        6.3     Dividends
        6.4     Restriction on Fundamental Changes
        6.5     Transactions with Affiliates
        6.6     Maintenance of Business
        6.7     ERISA
        6.8     No Use of FNBB's Name
        6.9     Fiscal Year
        6.10    Indebtedness

Section 7.  Financial Covenants Of Borrower
        7.1     Minimum Interest Coverage Ratio
        7.2     Minimum Tangible Net Worth
        7.3     Leverage Ratio
        7.4     Profitability

Section 8.  Events Of Default And Remedies
        8.1     Events of Default
        8.2     Waiver of Default
        8.3     Remedies
                (a)     Exercise of Remedies
                (b)     Deficiency
                (c)     Set-Off
                (d)     Rights and Remedies Cumulative

Section 9.  Expenses And Indemnities
        9.1     Expenses
        9.2     Taxes, etc.
        9.3     Indemnification

SECTION 10.  MISCELLANEOUS.
        10.1    Survival
        10.2    No Waiver by FNBB
        10.3    Notices
        10.4    Severability
        10.5    Construction
        10.6    Entire Agreement; Amendments and Waivers.
        10.7    No Set-Offs by Borrower
        10.8    Headings
        10.9    Governing Law
        10.10   Waiver of Jury Trial
        10.11   Subsequent Holders
        10.12   Assignability
        10.13   Confidentiality
        10.14   Counterparts





                        WAREHOUSING CREDIT AGREEMENT

  THIS WAREHOUSING CREDIT AGREEMENT is entered into as of August 29,
1995, by and among TRIAD SYSTEMS FINANCIAL CORPORATION, a California corporation with offices at 3055 Triad Drive, Livermore, California 94550 ("Borrower"), THE FIRST NATIONAL BANK OF BOSTON, with offices at 100 Federal Street, Boston, Massachusetts 02110 ("FNBB").

                                RECITALS

  A. Borrower has requested FNBB to make secured revolving credit advances to Borrower of up to Twelve Million Dollars ($12,000,000) in the aggregate principal amount outstanding at any one time, which Borrower will use to warehouse equipment leases prior to financing or sale with or to long-term investors or lenders.

  B. FNBB has agreed to make such secured revolving credit advances to Borrower, but only upon the terms and subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.

                               AGREEMENT

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

  As used herein, the following terms have the following meanings:

  "Adjusted LIBOR" means, for each Interest Period in respect of LIBOR Loans, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

        Adjusted LIBOR =                  LIBOR
                             ------------------------------------
                             1.00 - Eurodollar Reserve Percentage

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

  "Adjusted Loan Amount" means with respect to the portfolio of Eligible Leases, an amount equal to the lesser of:

     (i) eighty-five percent (85%) of the sum of, without duplication,
  (A) the Net Asset Value of the Eligible Leases included in the "net asset value" entry on the internal management statements and (B) the amount of the "pending leases" entry on the internal management statements to the extent that such "pending leases" are Eligible Leases; adjusted in each case on the date of determination to reflect any leases added or removed from the Collateral pool since the date of the last internal management statements; and

     (ii) eighty percent (80%) of the present value of the remaining firm term periodic rental including the final put payment to the lessee (but excluding residuals) for such Eligible Leases discounted at a rate equal to the lower of (i) the then current Base Rate plus the Rate Spread, and
  (ii) the then current Adjusted LIBOR (assuming an Interest Period of two months) plus the Rate Spread, and

     (iii) ninety percent (90%) of the original cost of the equipment subject to such Eligible Leases.

  "Advance" has the meaning given to such term in Section 2.1(a)(i)(A).

  "Affiliate" means with respect to any Person (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall FNBB be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

  "Agreement" means this Warehousing Credit Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

  "Base Rate" means at any time FNBB's floating commercial loan rate publicly announced from time to time by FNBB at its head office as its base rate, which rate may not be FNBB's lowest domestic rate.

  "Base Rate Loan" in the singular and "Base Rate Loans" in the plural means any and all Loans with respect to which Borrower elects an interest rate based upon the Base Rate.

  "Board of Directors" means the Board of Directors of Borrower or any committee of the Board of Directors of Borrower authorized with respect to any particular matter to exercise the power of the Board of Directors of Borrower.

  "Borrowing Base" means, at the relevant time of reference thereto, an amount determined by FNBB which is equal to the aggregate Loan Amount with respect to the portfolio of Eligible Leases which is Collateral for the Loans.

  "Borrowing Base Certificate" means a certificate with appropriate insertions setting forth the components of the Borrowing Base, which certificate shall be substantially in the form set forth in Exhibit F and certified by a Responsible Officer, including, without limitation, a schedule listing for each Eligible Lease included in the Borrowing Base, the lease number, the lessee's name, the Net Asset Value of the lease, and whether or not payments under the lease are current or delinquent.

  "Business Day" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the States of Massachusetts, New York or California or is not a day on which banking institutions located in the States of Massachusetts, New York or California are authorized or permitted by law or other governmental action to close; except that if any determination of a "Business Day" shall relate to a LIBOR Loan, the term "Business Day" shall in addition exclude any day which is not a Eurodollar Banking Day.

  "Capital Requirement Change" has the meaning given to such term in
Section 2.1(e).

  "Capital Requirement Change Effective Date" has the meaning given to such term in Section 2.1(e).

  "Closing Date" means the date on which all of the conditions precedent set forth in Section 2.8 to making the first Loan hereunder shall have been duly satisfied by Borrower.

  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations proposed or adopted thereunder, as the same may be in effect from time to time.

  "Collateral" means the "Collateral", as defined in the Security Agreement and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that at any time is or becomes subject to a security interest or Lien in favor of FNBB to secure the full and complete payment and performance of Borrower's Obligations hereunder and under the other Loan Documents.

  "Commitment" means the amount set forth on Schedule 1, as amended from time to time upon the execution and delivery of an instrument of assignment pursuant to Section 10.12.

  "Commitment Fee" means the fee referred to in Section 2.3(a).

  "Commitment Termination Date" means October 1, 1996.

  "Compliance Certificate" means a certificate signed by a Responsible Officer of Borrower, substantially in the form set forth in Exhibit D, with such changes therein as FNBB may from time to time reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

  "Consolidated Net Worth" means, on a consolidated basis, the common stockholders' equity capital plus surplus plus retained earnings, as determined and computed according to GAAP.

  "Default" means a Potential Event of Default or an Event of Default.

  "Default Rate" means the default rate of interest set forth in Section 2.4.

  "Effective Date" has the meaning given to such term in Section 2.1(c).

  "Eligible Lease" means any Lease that is a full payout net lease and for which each of the representations and warranties in Section 4.17 is true and which has been represented by Borrower to be an Eligible Lease on the applicable Borrowing Base Certificate, excluding, however, each of the following:

     (a) all Leases with any lessee as to which payments are more than ninety (90) days past due with respect to any such Lease;

     (b) all Leases which, as of the date of determination, are financed under, or are collateral under, any warehouse facility other than this facility or which are currently discounted to a discount lender;

     (c) all Leases as to which the lessee is subject to insolvency, bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors;

     (d) each Lease which FNBB in its reasonable discretion shall deem not to qualify as an Eligible Lease and for which FNBB has provided an explanation, in reasonable detail, for such failure to qualify;

     (e) each Lease with respect to which (i) a Lease Default shall have occurred and be continuing at the time a Schedule is executed by Borrower to pledge such Lease as Collateral or (ii) a Lease Default shall have occurred and be continuing for more than sixty (60) days;

     (f) any Lease where either (i) the Lessee or (ii) the Equipment subject to such Lease, is not located within the continental United States;

     (g) any Lease where either (i) the Lessee or (ii) the Equipment subject to such Lease, is located in Puerto Rico;

     (h) all Leases with respect to a lessee, including subsidiaries and affiliates, to the extent that the aggregate Loan Amount of such Leases exceeds ten percent (10%) of the Borrowing Base;

     (i) any Lease with respect to which the lessee is an Affiliate of Borrower;

     (j) any Lease with respect to which the lessee is a unit of government, whether foreign or domestic, including without limitation, the United States or any department, agency, or instrumentality of the United States;

     (k) any Lease under which the residual value is greater than ten percent (10%); and

     (l) any Lease which is a rental agreement.

  "Employee Plan" means all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

  "Environmental Laws" means any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated) of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants, whether solid, liquid or gaseous in nature, into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

  "Equipment" means the equipment, fixtures, software and other property covered by a particular Lease.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as the same may be in effect from time to time.

  "Eurodollar Banking Day" means any day on which dealings in dollar deposits are conducted by and among banks in the London-Interbank Market.

  "Eurodollar Reserve Percentage" means the reserve percentage, if any, (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined by FNBB under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

  "Event of Default" means any of the events set forth in Section 8.1.

  "Facility" means the revolving credit facility described in this Agreement up to an aggregate principal amount outstanding at any one time of $12,000,000.

  "Financing Statements" means the UCC-1 financing statements to be executed and delivered by Borrower pursuant to Section 2.8(b)(vi).

  "First Funding Date" means the date funds are first advanced to Borrower for the first Revolving Credit Loan hereunder.

  "Funding Date" means with respect to any proposed borrowing the date funds are advanced to Borrower for any Loan.

  "GAAP" means generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, as consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 7 would then be calculated in a different manner or with different components, (a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Section during the ninety (90) day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

  "Governmental Agency" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or
(d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

  "Hazardous Material" means any substance, (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any Environmental Law or any amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower or any of its Subsidiaries; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCBs").

  "Indebtedness" means all liabilities, obligations and indebtedness of any and every kind and nature, including all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable, from Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness shall specifically include the following without duplication:

        (i) all amounts outstanding under this Agreement, including amounts outstanding under any and all Revolving Credit Loans or Term Loans;

        (ii) all obligations or liabilities of any Person that are secured by any Lien upon property owned by Borrower, even though Borrower shall not have assumed or otherwise be liable for the payment thereof; and

        (iii) all guaranty obligations, obligations under letters of credit, then financially measurable recourse obligations in connection with a securitization transaction, and other similar contingent obligations of Borrower.

  "Indemnitees" has the meaning set forth in Section 9.3.

  "Intangible Assets" means the value, as stated on the consolidated balance sheets of Borrower, of all intangible assets of Borrower as determined and computed in accordance with GAAP.

  "Intercompany Loan" has the meaning set forth in Section 5.9.

  "Intercompany Loan Agreement" means that certain Intercompany Loan Agreement in the form of Exhibit I hereto.

  "Intercompany Note" means that certain Intercompany Note in the form of Exhibit J hereto.

  "Intercreditor Agreement" means that certain Subordination Agreement in the form of Exhibit H hereto.

  "Interest Coverage Ratio" means, on a consolidated basis, as measured quarterly as of the last day of each fiscal quarter of Borrower for the preceding four (4) fiscal quarters, including the quarter in which such measurement date occurs, the quotient obtained by dividing (a) the sum of Borrower's Net Income plus tax expense plus interest expense ("EBIT") by
(b) interest expense, as determined and computed in accordance with GAAP.

  "Interest Period" means, as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2) or three (3) months thereafter, in each case as Borrower may elect; provided, however, that (a) no Interest Period with respect to any LIBOR Loan shall end later than the date which is three (3) months after the Commitment Termination Date in the case of Revolving Credit Loans or the Term Loan Maturity Date in the case of Term Loans, (b) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (c) interest shall accrue from and including the first Business Day of an Interest Period to but excluding the last Business Day of such Interest Period.

  "Interest Rate Determination Date" The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan.

  "Lease" means a lease agreement (including any and all schedules, supplements and amendments thereto and modifications thereof) between Borrower as lessor and a third party as lessee, substantially in the form of Exhibit E; provided, that any material changes in the form attached hereto as Exhibit E must be approved by FNBB; or such other form as FNBB may approve in their sole discretion; provided further, that if a lease agreement is a "master lease agreement," the term "Lease" shall mean a particular equipment schedule or supplement under such "master lease agreement" together with such "master lease agreement" to the extent that it relates to such equipment schedule or supplement.

  "Lease Default" means an "Event of Default" as defined in each Lease against which a Loan is made hereunder.

  "Lessee Notification Letter" means a lessee notification letter in the form of Exhibit K hereto.

  "LIBOR" means, with respect to any LIBOR Loan, the London Inter-Bank Offered Rate (determined solely by FNBB) at which United States Dollar deposits are offered to FNBB by prime banks in London, England at or about 11:00 a.m., London Time, on the Interest Rate Determination Date with respect to such LIBOR Loan in an aggregate amount approximately equal to the amount of such LIBOR Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of LIBOR by FNBB shall be conclusive in the absence of manifest error.

  "LIBOR Loan" in the singular and "LIBOR Loans" in the plural means any and all Loans with respect to which Borrower elects an interest rate based upon Adjusted LIBOR.

  "Lien" means any mortgage, pledge, security interest, encumbrance, deed of trust, lien, levy or charge of any kind, whether voluntary or involuntary.

  "Loan" or "Loans" means the Revolving Credit Loans and the Term Loans.

  "Loan Amount" means with respect to the portfolio of Eligible Leases, an amount equal to the lesser of:

        (i) eighty-five percent (85%) of the sum of, without duplication,
(A) the Net Asset Value of the Eligible Leases included in the "net asset value" entry on the internal management statements and (B) the amount of the "pending leases" entry on the internal management statements to the extent that such "pending leases" are Eligible Leases; adjusted in each case on the date of determination to reflect any leases added or removed from the Collateral pool since the date of the last internal management statements; and

        (ii) ninety percent (90%) of the original cost of the equipment subject to such Eligible Leases.


  "Loan Documents" mean this Agreement, the Security Agreement, the Schedules executed under the Security Agreement, the Note, the Operating and Support Agreement, the Financing Statements and any other agreements, documents or instruments executed by Borrower to FNBB or its authorized designee evidencing or otherwise relating to the Loans and/or the Liens granted to FNBB with respect to the Loans, as the same may from time to time be amended, modified, supplemented or renewed.

  "Management Statements" has the meaning given to such term in
Section 5.1(b)(iii).

  "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the business, assets, operations, prospects or financial or other condition of (i) Borrower and its Subsidiaries taken as a whole or (ii) Triad and its Subsidiaries taken as a whole, (b) Borrower's ability to pay the Obligations in accordance with the terms of this Agreement and the other Loan Documents, (c) the legality, validity, binding effect or enforceability of any Loan Document or (d) the Collateral or FNBB's Liens on the Collateral or the priority of any such Lien.

  "Net Asset Value" means, with respect to an Eligible Lease, the amount set forth in the Borrowing Base Certificate equal to (a) the gross lease receivables under such Eligible Lease, less (b) unearned income under such Eligible Lease, plus (c) the residual value of the equipment under such Eligible Lease, all based upon the figures set forth in the Management Statements.

  "Net Income" means, on a consolidated basis, as at any date of determination, for any period, net income (or loss) as determined and computed in accordance with GAAP; provided, however, that there shall be excluded from the determination of Net Income the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries.

  "New Equity" means the net cash proceeds of any sale of Stock of Borrower by Borrower.

  "Note" means the promissory note executed pursuant to Section 2.1(a)(i)(A), and any and all replacements, extensions, substitutions and renewals thereof.

  "Obligations" means all loans, advances, debts, liabilities and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to FNBB, arising under any of the Loan Documents, including, without limitation, all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note(s), agreement or other instrument. This term includes, without limitation, all principal, interest, closing fees, prepayment fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

  "Operating and Support Agreement" means that certain Operating and Support Agreement in the form of Exhibit G hereto.

  "Parent Loan Agreement" means, collectively, that certain Indenture, dated as of August 1, 1992, by and between Triad and The Chase Manhattan Bank, N.A., as trustee, dated as of August 1, 1992, together with the senior floating rate notes issued thereunder, due 1997, in the original aggregate principal amount of $15,500,000.

  "Payment Date" means the last day of each calendar month.

  "Payment Office" means the address for payments set forth on the signature page hereto in relation to FNBB or such other address as FNBB may from time to time specify in accordance with Section 10.3.

  "Permitted Liens" has the meaning set forth in Section 6.1.

  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

  "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

  "Rate Spread" means:

      (a) in the case of a Loan which is a Base Rate Loan, zero percent (0%);
      and

      (b) in the case of a Loan which is a LIBOR Loan, one and eighty-five hundredths percent (1.85%).

  "Regulatory Change" has the meaning given to such term in Section 2.1(c).

  "Responsible Officer" means any of the President, Chief Financial Officer or other employee of Borrower having authority to request Loans or execute certificates on behalf of Borrower hereunder.

  "Revolving Credit Loan" in the singular and "Revolving Credit Loans" when used in the plural means any and all of the Revolving Credit Loans made pursuant to Section 2.1(a).

  "Schedule" means each Lease and Equipment Schedule executed by Borrower and FNBB under the Security Agreement.

  "Security Agreement" means the Security Agreement to be entered into as of the date hereof by and between Borrower and FNBB, substantially in the form of Exhibit B, including all amendments, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

  "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

  "Subsidiary" means, with respect to any Person, any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

  "Tangible Net Worth" means, on a consolidated basis, Borrower's Consolidated Net Worth, less all Intangible Assets.

  "Term Loan" in the singular and "Term Loans" when used in the plural means any and all of the Term Loans made pursuant to Section 2.1(b).

  "Term Loan Conversion Date" has the meaning given to such term in
Section 2.1(b).

  "Term Loan Maturity Date" has the meaning given to such term in
Section 2.1(b).

  "Triad" means Triad Systems Corporation, a Delaware corporation, and sole shareholder of Borrower, or any successor entity resulting solely from the sale or transfer of the stock of Triad Systems Corporation to another corporation as a result of the merger, acquisition, consolidation, or dissolution of Triad Systems Corporation.

  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of FNBB's security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

  All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "Section," "Subsection," "Exhibit" or "Schedule" shall refer to the relevant Section or Subsection of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.

  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

SECTION 2.  AMOUNT AND TERMS OF CREDIT.

  2.1   Commitment to Lend.

        (a) Commitment to Make Revolving Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, FNBB hereby agrees to make advances of immediately available funds to Borrower, on a revolving basis, from the Closing Date until the Business Day immediately preceding the Commitment Termination Date, in the aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Commitments or (ii) the Borrowing Base (the "Maximum Availability"), as more fully set forth in this Section 2.1(a).

            (i)   Advances by FNBB.

                  (A) From time to time, but not more frequently than twice in any calendar week, on the Funding Date requested by Borrower in a Borrowing Notice delivered to FNBB in accordance with Section 2.1(f), after Borrower shall have satisfied all applicable conditions precedent set forth in Section 2.8, FNBB shall make immediately available funds available to Borrower (each such advance being an "Advance") of one or more Base Rate Loans or LIBOR Loans specified in such Borrowing Notice, each of which shall constitute a Revolving Credit Loan hereunder. FNBB shall immediately advance such funds to Borrower at the place indicated by Borrower in the Borrowing Notice on the Funding Date with respect to such Revolving Credit Loan. The Revolving Credit Loans shall be evidenced by a promissory note of Borrower in substantially the form of Exhibit A (the "Note"), dated as of the Closing Date and completed with appropriate insertions.

                  (B)  The obligation of FNBB to make the Revolving
Credit Loans hereunder shall be limited at any time to the Maximum Availability. For the purpose of determining the amount of the Borrowing Base available at any one time, the amount available shall be the total amount of the Borrowing Base as of the date set forth in the most recent Borrowing Base Certificate required to have been delivered pursuant to
Section 5.1(d). Nothing contained in this Agreement shall under any circumstance be deemed to require FNBB to make any Advance which, in the aggregate principal amount, taking into account the making of such Advance exceeds the lesser of (A) FNBB's Commitment and (B) the Borrowing Base.

                  (C) If at any time and for any reason the aggregate principal outstanding under Revolving Credit Loans shall exceed the Maximum Availability (the amount of such excess, if any, being an "Overadvance"), Borrower shall within two (2) Business Days (or five (5) Business Days in the case of an Overadvance resulting from the removal of a Lease from the Borrowing Base calculation upon the exercise by FNBB of its rights under paragraph (d) of the definition of Eligible Lease) (i) repay the full amount of such Overadvance, together with all interest accrued thereon or
(ii) pledge additional Eligible Leases to FNBB as Collateral for the Loans so as to increase the Borrowing Base and eliminate the Overadvance, provided, that in no event shall the aggregate principal outstanding under Revolving Credit Loans exceed the aggregate Commitments and any remaining Overadvance shall be immediately due and payable under clause (i) above. All Overadvances shall be deemed to constitute Base Rate Loans.

                  (D) Amounts borrowed by Borrower hereunder may be repaid and, prior to the Commitment Termination Date and subject to the applicable terms and conditions precedent to borrowings set forth in
Section 2.8, reborrowed; provided, however, that Borrower may not repay or reborrow more than twice in any calendar week.

                  (E) Each request for a Revolving Credit Loan hereunder shall constitute a reaffirmation by Borrower and the Responsible Officer requesting the same in his or her capacity as such Responsible Officer that the representations and warranties contained in this Agreement are true and correct in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true and correct in all material respects as of such earlier date.

            (ii) The Revolving Credit Loans. Subject to the terms and conditions of this Agreement, Borrower may utilize the Commitments to request one or more of the following types of Loans (except that no more than six (6) LIBOR Loans shall be outstanding at any one time):

                  (A) Base Rate Loans. Each Base Rate Loan shall be in the minimum principal amount of $100,000 and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such Base Rate Loan shall have been fully repaid at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Rate Spread, as each may fluctuate from time to time.

                  (B) LIBOR Loans. Each LIBOR Loan shall be in the minimum principal amount of at least $1,000,000 and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such LIBOR Loan shall have been fully repaid at a rate per annum equal the sum of (1) Adjusted LIBOR applicable as at the Interest Rate Determination Date with respect to such LIBOR Loan plus (2) the Rate Spread.

                  (C)  Interest Payment.  Interest on each Base Rate
Loan outstanding hereunder shall be due and payable monthly in arrears on the last day of each calendar month with all accrued and unpaid interest being due and payable on the Commitment Termination Date. Interest on each LIBOR Loan shall be due and payable on the last day of the applicable Interest Period.

  All Revolving Credit Loans, all conversions and continuations of Loans permitted under Section 2.1(g) and all repayments of principal with respect to the Revolving Credit Loans shall be evidenced by notations made by FNBB in its books and records regarding the date, amount and maturity of each Revolving Credit Loan made by FNBB and the amount of each payment of principal made by Borrower with respect thereto; provided, however, that the failure by FNBB to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Revolving Credit Loans. The aggregate unpaid amount of the Revolving Credit Loans set forth on the books and records of FNBB shall be presumptive evidence of the principal amount owing and unpaid hereunder and under the Note.

            (iii) Principal Repayment. The aggregate principal amount outstanding as of the Commitment Termination Date under Revolving Credit Loans shall be due and payable in full on such Commitment Termination Date, unless Borrower exercises its option under Section 2.1(b) to convert the Revolving Credit Loans to a Term Loan.

        (b) Commitment to Make Term Loans.

            (i)   Option to Convert Revolving Loans to Term Loans.
Provided that no Default has occurred and is continuing and upon payment in full of (i) all accrued interest on all Revolving Credit Loans then outstanding and (ii) any Commitment Fee then due and payable, Borrower may elect to convert on or prior to the Commitment Termination Date the entire outstanding principal balance of the Revolving Credit Loans into a term loan (the "Term Loan"), subject to the terms and conditions of this Section 2.1(b). On the effective date of such conversion FNBB shall have no further obligation to make Revolving Credit Loans hereunder. Borrower shall notify FNBB in writing (the "Conversion Notice") at least ten (10) Business Days prior to the date set forth therein as the "Term Loan Conversion Date" of its election to convert the Revolving Credit Loans to Term Loans. The Term Loans shall be evidenced by the Note. On the Term Loan Conversion Date the maturity of the Note shall automatically be extended to the Term Loan
Maturity Date.

            (ii) Designation of Term Loans as LIBOR Loans or Base Rate Loans; Interest. Subject to the terms and conditions of this Agreement, Borrower may request one or more of the following types of Term Loans (except that no more than six (6) LIBOR Loans shall be outstanding at any one time):

                  (A) Base Rate Loans. Each Base Rate Loan shall be in the minimum principal amount of $100,000 and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such Base Rate Loan shall have been fully repaid at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Rate Spread, as each may fluctuate from time to time.

                  (B) LIBOR Loans. Each LIBOR Loan shall be in the minimum principal amount of at least $500,000 and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such LIBOR Loan shall have been fully repaid at a rate per annum equal the sum of (1) Adjusted LIBOR applicable as at the Interest Rate Determination Date with respect to such LIBOR Loan plus (2) the Rate Spread.

                  (C)  Interest Payment.  Interest on each Base Rate
Loan outstanding hereunder shall be due and payable monthly in arrears on the last day of each calendar month with all accrued and unpaid interest being due and payable on the date which is thirty-six (36) months after the Term Loan Conversion Date (the "Term Loan Maturity Date"). Interest on each LIBOR Loan shall be due and payable on the last day of the applicable Interest Period.

  All Term Loans, all conversions and continuations of Loans permitted under Section 2.1(g) and all repayments of principal with respect to the Term Loans shall be evidenced by notations made by FNBB in its books and records regarding the date, amount and maturity of each Term Loan made by FNBB and the amount of each payment of principal made by Borrower with respect thereto; provided, however, that the failure by FNBB to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Term Loans. The aggregate unpaid amount of the Term Loans set forth on the books and records of FNBB shall be presumptive evidence of the principal amount owing and unpaid hereunder and under the Note.

            (iii) Principal. In addition to payments of interest and the final payment on the Term Loan Maturity Date, Borrower promises to pay to FNBB on the Payment Date thirty-six (36) consecutive monthly installments each equal to one thirty-sixth of the original principal amount of the Term Loan, commencing on the first Payment Date after the Term Loan Conversion Date. Such scheduled payments of principal shall be applied first to Base Rate Loans and then to LIBOR Loans.

            (iv) Mandatory Prepayment. If at any time and for any reason the aggregate principal outstanding under Term Loans shall exceed the Maximum Availability, Borrower shall within two (2) Business Days (or five (5) Business Days if the aggregate principal outstanding exceeds the Borrowing Base as a result of the removal of a Lease from the Borrowing Base calculation upon exercise by FNBB of its rights under paragraph (d) of the definition of Eligible Lease) repay the full amount of such excess over the Maximum Availability, together with all interest accrued thereon.

            (v) Mandatory Prepayment Based on Results of Collateral Audit. At any time when a Term Loan is outstanding, as part of the semi-annual audit pursuant to Section 5.8, the auditor will calculate the Borrowing Base using the Adjusted Loan Amount instead of the Loan Amount for each Eligible Lease. If the aggregate principal outstanding under Term Loans shall exceed the Maximum Availability calculated using the Adjusted Loan Amount, Borrower shall within two (2) Business Days repay the full amount of such excess over the Maximum Availability, together with all interest accrued thereon, or pledge additional Eligible Leases to FNBB as Collateral so as to increase the Borrowing Base and eliminate the overadvance.

        (c) Increased Costs. From time to time within thirty (30) days of written notice, in reasonable detail, thereof from FNBB to Borrower, Borrower shall pay to FNBB, such amounts as FNBB may determine to be necessary to compensate FNBB for any costs incurred by FNBB which FNBB determines are attributable to its making or maintaining its Pro Rata Share of any LIBOR Loan, or any reduction in any amount receivable by FNBB under this Agreement or the Note in respect of such Loans or such obligation (such increases in costs and reduction in amounts receivable being the "Additional Costs"), resulting from any change after the date of this Agreement in any federal, state, local or foreign law or regulation (including, without limitation, Regulation D), the adoption or making after such date of any interpretation, directive or requirement applying to a class of banks or financial institutions, including FNBB, of or under any federal, state, local or foreign law or regulation (whether or not having the force of law) by any monetary authority or Governmental Agency charged with the interpretation or administration thereof or from any other such regulatory development (collectively, a "Regulatory Change"), which
(a) adversely changes the basis of taxation of any amounts payable to FNBB under this Agreement or the Note in respect of such LIBOR Loans (other than taxes imposed on the overall net income of FNBB), (b) imposes or modifies any reserve, special deposit or similar requirement relating to any extension of credit or other assets of, or any deposits with or other liabilities of, FNBB or (c) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). Such Additional Costs shall accrue commencing on the "Effective Date" which shall be the earlier of (i) the date which is ten (10) Business Days prior to the date of the written notice with respect to such Additional Costs delivered from FNBB to Borrower under this section or (ii) the effective date of any such Regulatory Change that is applied retroactively; provided, that in no event shall Borrower be obligated for any Additional Costs under this Section 2.1(c) (x) relating to a period prior to the Effective Date, or (y) if such Additional Costs, or substantially the same type of costs, are not also imposed on other borrowers of FNBB who entered into similar credit facilities with a similar pricing, taken as a whole, who have agreed to pay such costs, at the same time. Determinations by FNBB for purposes of this Section 2.1(c) of the amount of such Additional Costs shall be presumptive evidence of the same, provided that such determinations are made in good faith and on a reasonable basis. Without affecting its rights under this Section 2.1(c) or any other provision of this Agreement, FNBB agrees that if there is any increase in any cost to or reduction in any amount receivable by FNBB with respect to which Borrower would be obligated to compensate FNBB pursuant to this Section 2.1(c), FNBB shall use reasonable efforts to select an alternative lending office which would not result in any such increase in any cost to or reduction in any amount receivable by FNBB; provided, however, that FNBB shall not be obligated to select an alternative lending office if FNBB determines that (A) as a result of such selection FNBB would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (B) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of FNBB. In the event FNBB is unable to select an alternative lending office which would not result in any such increase in any cost to or a reduction in any amount receivable by FNBB, and in the event FNBB demands additional compensation pursuant to this
Section 2.1(c), Borrower may (upon 30 days' prior written notice to FNBB) elect (1) to terminate the Commitments of FNBB and prepay on the date of such termination any outstanding Loans made by FNBB, together with accrued interest on any such Loans, subject to payment of any amounts required pursuant to Section 2.2(b), or (2) to cause FNBB to assign its Loans and Commitments in full to an assignee (so long as FNBB receives payment in full of the principal amount of all Loans outstanding, together with all interest on such Loans and other amounts payable to FNBB hereunder to the date of such assignment, and such assignee agrees (pursuant to documentation in form and substance reasonably acceptable to FNBB) to assume all of the obligations of FNBB hereunder and release FNBB from all such obligations).

        (d) Illegality or Impossibility. Notwithstanding any other provision of this Agreement, in the event FNBB determines in good faith that (a) the introduction of, any change in, or any change in the interpretation or administration of any law or regulation after the date hereof by any Governmental Agency charged with the interpretation or administration thereof shall make it unlawful for FNBB to fund or maintain or charge interest with respect to any LIBOR Loan, (b) by reason of circumstances affecting the interbank markets, adequate and reasonable methods do not exist for determining the LIBOR or (c) deposits of United States Dollars in the relevant amount for the applicable term of a given LIBOR Loan are not available in the relevant interbank markets (collectively, the "Affected Loans"), then FNBB shall promptly give notice of such determination to Borrower (which notice shall be and binding). Upon such notification, FNBB shall have no obligation to make any further Affected Loans unless the circumstances giving rise to such determination no longer exist.

        (e) Capital Requirements. Notwithstanding any other provision of this Agreement, in the event that FNBB determines in good faith that either
(a) the introduction of, any change in, or any change in the interpretation or administration of, any law or regulation by any governmental authority charged with the interpretation or administration thereof or (b) compliance with any guideline or request from any such governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of FNBB or any corporation controlling FNBB as a consequence of or with reference to FNBB's making or maintaining any commitment, credit, advance or other transaction hereunder below the rate which FNBB or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of FNBB or corporation with regard to capital) (collectively, a "Capital Requirement Change"), then Borrower shall from time to time, within thirty (30) days written notice from FNBB, in reasonable detail describing such Capital Requirement Change, pay to FNBB, additional amounts sufficient to compensate FNBB or such other corporation for such reduction ("Capital Charges"). FNBB agrees that it will provide Borrower with written notice of any Capital Charge with respect to FNBB arising under this Section 2.1(e). Such Capital Charges shall accrue commencing on the "Capital Requirement Change Effective Date" which shall be the earlier of (i) the date which is ten (10) Business Days prior to the date of the written notice with respect to such Capital Charges delivered from FNBB to Borrower under this section or (ii) the effective date of any such Capital Requirement Change that is applied retroactively; provided, that in no event shall Borrower be obligated for any Capital Charges under this Section 2.1(e) (x) relating to a period prior to the Capital Requirement Change Effective Date, or (y) if such Capital Charges, or substantially the same type of charges, are not also imposed on all borrowers of FNBB, who have agreed to pay such charges, at the same time. Determinations by FNBB for purposes of this Section 2.1(e) of the amount of such Capital Charges shall be presumptive evidence of the same, provided that such determinations are made in good faith and on a reasonable basis. Without affecting its rights under this Section 2.1(e) or any other provision of this Agreement, FNBB agrees that if in its good faith determination there is any increase in any cost to or reduction in any amount receivable by FNBB with respect to which Borrower would be obligated to compensate FNBB pursuant to this Section 2.1(e), FNBB shall use reasonable efforts to select an alternative lending office which would not result in any such increase in any cost to or reduction in any amount receivable by FNBB; provided, however, that FNBB shall not be obligated to select an alternative lending office if FNBB determines that (A) as a result of such selection FNBB would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (B) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of FNBB. In the event FNBB is unable to select an alternative lending office which would not result in any such increase in any cost to or a reduction in any amount receivable by FNBB, and in the event FNBB demands additional compensation pursuant to this
Section 2.1(e), Borrower may (upon 30 days' prior written notice to FNBB) elect (1) to terminate the Commitments of FNBB and prepay on the date of such termination any outstanding Loans made by FNBB, together with accrued interest on any such Loans, subject to payment of any amounts required pursuant to Section 2.2(b), or (2) to cause FNBB to assign its Loans and Commitments in full to an assignee (so long as FNBB receives payment in full of the principal amount of all Loans outstanding, together with all interest on such Loans and other amounts payable to FNBB hereunder to the date of such assignment, and such assignee agrees (pursuant to documentation in form and substance reasonably acceptable to FNBB) to assume all of the obligations of FNBB hereunder and release FNBB from all such obligations).

        (f) Special Notice Requirements. Whenever Borrower desires to utilize the Commitment hereunder, a Responsible Officer of Borrower shall give written notice or telephonic notice promptly confirmed in writing (a "Borrowing Notice") to FNBB at 435 Tasso Street, Suite 250, Palo Alto, California 94301, Attention: Michelle Arellano or Sarabelle Hitchner (phone: (415) 853-0404, fax: (415) 853-1425), and which notice shall comply with the following requirements:

            (i) For Base Rate Loans, a Borrowing Notice specifying that a Base Rate Loan is requested, the amount thereof and the proposed Funding Date, must be received by FNBB no later than 9:00 a.m., California time, on the Funding Date for such Loan.

            (ii) For LIBOR Loans, a Borrowing Notice must be received by FNBB no later than 10:00 a.m., California time, three (3) Business Days preceding the Funding Date for such Loan, specifying that a LIBOR Loan is requested, the amount and Interest Period thereof and the proposed Funding Date.

            (iii) For all Loans, the Borrowing Notice may be accompanied by, at Borrower's election, an updated Borrowing Base Certificate.

  For purposes of this Section 2.1(f), notice received by FNBB from Borrower after 9:00 a.m. in the case of Base Rate Loans or 10 a.m. in the case of LIBOR Loans, California time, on any day shall be deemed to be received on the next succeeding Business Day. Provided that the applicable conditions precedent set forth in Section 2.8 have been satisfied, not later than 3:00 p.m. California time on such Funding Date, FNBB shall advance to the place indicated in the Borrowing Notice, the amount of the Loan request.

        (g) Conversion and Continuation of Loans. Borrower shall have the right on prior irrevocable written notice to FNBB to (a) convert any LIBOR Loan to a Base Rate Loan; (b) convert any Base Rate Loan, or a portion thereof, to a LIBOR Loan, specifying the Interest Period applicable thereto;
(c) convert the Interest Period with respect to any LIBOR Loan to another permissible Interest Period; and (d) continue any LIBOR Loan into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

            (i) The notice required to be received by FNBB from Borrower hereunder prior to the conversion or continuation of any Loan shall have been received no later than the time required for receipt of notice by FNBB for the making of the Loan (A) being continued or (B) into which another Loan is being converted;

            (ii) Accrued interest on a Loan (or portion thereof) being converted or continued shall continue to be paid quarterly in arrears, except that such amounts shall be paid by Borrower at the time of conversion or continuation if FNBB shall so specify;

            (iii) LIBOR Loans may be converted or continued only on the last day of the applicable Interest Period except with the payment of such fees as may be due pursuant to Section 2.2(b);

            (iv) LIBOR Loans may not be converted or continued into an Interest Period having a maturity date occurring after the date which is three (3) months after the Commitment Termination Date;

            (v) LIBOR Loans may not be converted or continued if more than six (6) LIBOR Loans would be outstanding as a result of such conversion or continuation;

            (vi) Each Base Rate Loan being converted into a LIBOR Loan and each Loan being continued into another LIBOR Loan shall be in the minimum principal outstanding amount of at least $500,000; and

            (vii) Any conversion or continuation of any Loan shall be subject to the satisfaction of the conditions precedent to all Loans set forth in Sections 2.8(b)(i), (ii), (iii), (iv), (vii) and (viii) at the time of conversion or continuation.

  The Interest Period applicable to any LIBOR Loan resulting from a conversion shall be specified by Borrower in the notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, Borrower shall be deemed to have selected an Interest Period of one (1) month's duration.

        (h) Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor, FNBB determines (which determination shall be conclusive, provided that such determination shall be made in good faith upon a reasonable basis) that the rates of interest referred to in the definition of "LIBOR" upon the basis of which the rate of interest on any LIBOR Loans for such period is determined do not accurately reflect the cost to FNBB of making or maintaining such Loans for such period, then FNBB shall give Borrower prompt notice thereof (and shall thereafter give Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, FNBB shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR
Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans either prepay such LIBOR Loans in accordance with Section 2.2(a) hereof (subject to Section 2.2(b) hereof) or convert such LIBOR Loans into Base Rate Loans in accordance with
Section 2.1(g) hereof.

   2.2  Prepayment.

        (a) Voluntary Prepayment. Loans that are LIBOR Loans may be prepaid without premium or penalty on the last day of any Interest Period applicable thereto and, subject to payment of amounts required pursuant to
Section 2.2(b), may be prepaid at any other time, in each case upon three Business Days' irrevocable notice. Loans that are Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's irrevocable notice. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 2.2(b), in immediately available funds delivered to FNBB not later than 11:00 a.m., California time.

        (b) Payments Not at End of Interest Period. If Borrower for any reason makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fails to borrow or continue or convert to a LIBOR Loan after giving a Borrowing Notice or notice of conversion pursuant to Section 2.1(g), promptly upon written notice thereof from FNBB, Borrower shall pay to FNBB an amount computed pursuant to the following formula:

                          L =   (R - T) x P x D
                                ----------------
                                       360

        L       =       amount payable to FNBB
        R       =       interest rate on such Loan
        T       =       effective interest rate per annum at which any
                        readily marketable bond or other obligation of the
                        United States, selected at FNBB's sole discretion,
                        maturing on or near the last day of the then
                        applicable Interest Period of such Loan and in
                        approximately the same amount as such Loan can be
                        purchased by FNBB on the day of such payment of
                        principal or failure to borrow or continue or
                        convert
        P       =       the amount of principal prepaid or the amount of
                        the requested Loan
        D       =       the number of days remaining in the Interest Period
                        as of the date of such payment or the number of days of the requested Interest Period

Borrower shall pay such amount promptly upon presentation by FNBB of a statement setting forth the amount and FNBB's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

  2.3   Fees and Commissions.

        (a) Commitment Fee. In consideration of FNBB's agreement to commit to make the Loans available to Borrower, Borrower agrees to pay to FNBB a commitment fee from the Closing Date until the Commitment Termination Date in an amount equal to thirty hundredths of one percent (0.30%) per annum of the average daily difference between (a) the Commitments and
(b) the sum of the aggregate outstanding principal amount of Loans. All such fees shall be due and payable each fiscal quarter in arrears, commencing January 1, 1996, with the final such payment due and payable on the earlier of the Commitment Termination Date or the Term Loan Conversion Date.

        (b) Closing Fee. In addition to the Commitment Fee above, Borrower shall pay FNBB a one time Closing Fee in the amount of Twenty-five Thousand Dollars ($25,000) on the Closing Date; provided, however, that FNBB shall refund the Closing Fee to Borrower if Borrower prepays the Loans in full within six (6) months of the date hereof as a result of a Capital Requirement Change.

  2.4 Calculation of Interest; Post-Default Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan. Each change in the interest rate of the Loans based on changes in the Base Rate or Adjusted LIBOR, as the case may be, shall be effective on the effective date of such change and to the extent of such change. FNBB shall give Borrower notice of any such change in the Base Rate or Adjusted LIBOR; provided, however, that any failure by FNBB to provide Borrower with notice hereunder shall not affect FNBB's right to make changes in the interest rate applicable to the Loans based on changes in the Base Rate or Adjusted LIBOR, as the case may be. Upon the occurrence and during the continuation of an Event of Default, the Loans shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) above the rate of interest otherwise applicable thereto (the "Default Rate").

  2.5   Payments.

        (a) All payments of principal, interest and fees hereunder and under the Note shall be in lawful money of the United States of America in immediately available funds. Borrower hereby authorizes FNBB, and irrevocably constitutes and appoints FNBB (and any officer or agent thereof, with full power of substitution) as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name (which appointment is coupled with an interest), to debit directly from any deposit account, the full amount (or any portion thereof) of the Obligations of Borrower to FNBB hereunder (including all principal, accrued interest, commitment and other fees, and other amounts chargeable to Borrower under this Agreement) when and as the same shall become due and payable. FNBB shall provide prompt notice to Borrower of any such debit.

        (b) All payments by Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (except as set forth below), levies, imposts, duties, charges, fees, deductions, withholdings (except as set forth below), compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, Borrower will pay to FNBB on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable FNBB to receive the same net amount which FNBB would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to FNBB certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Document. Borrower shall not be liable for taxes paid by FNBB which are based upon FNBB's net income or for any withholding required to made pursuant to applicable law which are credited against taxes based on FNBB's net income. If FNBB shall obtain a credit with respect to all or part of any tax indemnified by Borrower pursuant to this Section 2.5(b), then, to the extent such items have not previously been taken into account in computing the amount of any payment pursuant to this sentence or the amount of indemnification payable under this Section 2.5(b), FNBB shall promptly pay to Borrower an amount equal to the amount of such credit, reduced by the amount of any prior payments by FNBB to, or for the benefit of, Borrower arising from the same claim. All computations required hereunder shall be made by FNBB, acting reasonably and in good faith and the results of such computations shall be delivered to Borrower. At the request and expense of Borrower the accuracy of such computations shall be verified by FNBB's independent accountants. The computations of such accounting firm shall be firmly binding and conclusive on Borrower and FNBB. Borrower shall have no right to examine or otherwise have access to the books and records of FNBB or otherwise have access to its tax returns.

  2.6 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest hereunder or under the Note.

  2.7 Application of Payments. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by FNBB from or on behalf of Borrower, and Borrower irrevocably agrees that FNBB shall have the continuing exclusive right to apply any and all such payments against the then due and owing Obligations of Borrower as FNBB may deem advisable. In the absence of a specific determination by FNBB with respect thereto, the same shall be applied in the following order:
(a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments. FNBB is authorized to, and at its sole option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal and interest incurred hereunder or under the other Loan Documents. To the extent permitted by law, all amounts advanced by FNBB hereunder or under other provisions of the Loan Documents shall be deemed for the purpose of accruing interest thereon, as constituting a Base Rate Loan.

  2.8   Conditions Precedent to Loans.

        (a) First Loan. The obligation of FNBB to make the first Loan hereunder is subject to the following conditions precedent:

            (i) FNBB shall have received in form and substance satisfactory to FNBB and its special counsel the following:

                  (A) A certified copy of the records of all actions taken by each of Borrower and Triad including resolutions of each of Borrower and Triad authorizing or relating to the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby;

                  (B) Articles of Incorporation and Bylaws and any other charter or formation documents of each of Borrower and Triad certified by an officer of Borrower or Triad, as the case may be, as in full force and effect;

                  (C) Certificate of the Secretary of State of California stating that each of Borrower and Triad is a corporation in good legal standing under the laws of the State of California;

                  (D) Certificate of the California Franchise Tax Board as to the tax good standing of each of Borrower and Triad; and

                  (E) Certificates of incumbency and signature with respect to the authorized officers of each of Borrower and Triad executing the Loan Documents.

            (ii) FNBB shall have received the Note, duly executed by Borrower, dated on or prior to the First Funding Date with appropriate insertions.

            (iii) FNBB shall have received an originally executed opinion of counsel for Borrower and Triad, satisfactory to FNBB and its special counsel, dated on or prior to the First Funding Date and addressed to FNBB, which opinion shall be substantially in the form of Exhibit C.

            (iv) Borrower shall have executed and delivered to FNBB a Security Agreement substantially in the form of Exhibit B.

            (v) FNBB shall have received a certificate of insurance of Borrower with respect to such insurance as is required to be maintained by Borrower pursuant to Section 5.3 of the Agreement.

            (vi) FNBB shall have received financial statements of recent date, in a form reasonably satisfactory to FNBB, of each of Borrower and Triad, which fairly present the financial position of Borrower and Triad as of such date and the results of Borrower's and Triad's operations for such period then ended, but subject, however, to the absence of footnotes and to normal, recurring year-end adjustments that shall not in the aggregate be material in amount to Borrower or Triad, as the case may be.

            (vii)  FNBB shall have received a Borrowing Base Certificate.

            (viii) FNBB shall have received a fully-executed Operating and Support Agreement.

            (ix) FNBB shall have received a fully-executed amendment to the Intercreditor Agreement, in form and substance satisfactory to FNBB in its sole discretion, including, without limitation, an acknowledgement from each other lender to Borrower, that FNBB has a first priority lien and security interest in each Lease financed by FNBB under this Agreement, the Equipment subject to each such Lease, and all proceeds thereof.

            (x) FNBB shall have possession of the original fully-executed Intercompany Note.

            (xi) Borrower shall have used its best efforts to obtain a fully-executed release and waiver from Sanwa Business Credit Corporation releasing and disclaiming any right, title, lien, security interest or interest in each Lease financed by FNBB under this Agreement, the equipment subject to each such Lease, and all proceeds thereof.

            (xii) FNBB shall have received such other documents, information and items from Borrower as reasonably requested by FNBB.

        (b) All Loans. The obligation of FNBB to make any Loan is subject to the following further conditions precedent hereunder that:

            (i) Each of Borrower and Triad shall have performed all of its respective agreements under the Loan Documents to which it is a party to be performed on or before such Funding Date.

            (ii) No event shall have occurred and be continuing or would result from the consummation of any Loans to be made on such Funding Date which constitutes an Event of Default or Potential Event of Default.

            (iii) All representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of such Funding Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date).

            (iv) The insurance required to be maintained by Borrower pursuantto the Loan Documents shall be in full force and effect.

            (v) FNBB shall have received the following documents pertaining to each Eligible Lease which is included in the Borrowing Base calculation:

                   (A) A Schedule (in the form of Schedule 1 to the Security Agreement) describing such Lease and the Equipment covered thereby, duly executed by Borrower;

                   (B) Upon FNBB's request, a copy of the Lease (including, in the case of a master lease agreement, a copy of the particular equipment schedule or supplement being financed and a copy of the related master lease agreement unless previously delivered to FNBB), certified as a true and complete copy of the original by a Responsible Officer;

                   (C) As to any Lease for which any of the Equipment is titled to the lessee prior to the time that title passes to Borrower, an opinion of counsel to Borrower (or opinion of counsel for the lessee, acceptable to FNBB) that such transfer does not constitute a fraudulent conveyance or voidable transfer under the law of the relevant jurisdiction, including without limitation, for Equipment located in California,
Section 3440 of the California Civil Code; provided, however, that this clause (3) shall not apply to the funding of Leases in respect of which the total obligations of lessee to Borrower thereunder will not exceed, in the aggregate, $100,000; and

                   (D) An original Lessee Notification Letter signed by Borrower, with the understanding that FNBB will not send such Lessee Notification Letter to the lessee unless an Event of Default has occurred and is continuing under this Agreement.

            (vi) On or before the Funding Date, such UCC financing statements, amendments, termination statements, and other documents or instruments shall have been executed and delivered, as FNBB deems necessary or appropriate to provide FNBB, a first priority, perfected security interest in the particular Leases included in the Borrowing Base calculation and the Equipment subject to such Leases.

            (vii) FNBB shall have received such other instruments and documents as FNBB may have reasonably requested from Borrower in connection with the Loans to be made on such date.

            (viii) There shall have occurred no event or circumstance resulting in a Material Adverse Effect in the opinion of FNBB, in its sole discretion, between the date of this Agreement and the Funding Date.

        (c) Term Loans. As a further condition precedent to FNBB's obligation to make the Term Loans on the Term Loan Conversion Date, Borrower shall deliver to FNBB all original lessor's counterparts of each Lease which is collateral for the Term Loans; provided, that in the case of a Lease which is a "master lease agreement," Borrower shall be required to deliver all original lessor's counterparts of the particular equipment schedule or supplement which is Collateral, together with a true and complete copy of each related master lease agreement certified as such by a Responsible Officer, together with all supporting documentation, guaranties, other credit support documentation, financing statements, certificates of acceptance and other lease documentation.

  2.9 Funding Sources. Nothing contained herein shall be deemed to obligate FNBB to fund any Loan hereunder in any particular place or manner and nothing contained herein shall be deemed to constitute a representation of FNBB that it has funded or will fund any Loan hereunder in any particular place or manner.

  2.9 Funding Sources. Nothing contained herein shall be deemed to obligate FNBB to fund any Loan hereunder in any particular place or manner and nothing contained herein shall be deemed to constitute a representation of FNBB that it has funded or will fund any Loan hereunder in any particular place or manner.

SECTION 3.  COLLATERAL SECURITY.

  All of the Obligations of Borrower to FNBB arising hereunder and under the other Loan Documents, including, without limitation, all Obligations of Borrower arising in respect of the Loans, shall be secured by the Collateral in accordance with the terms of the Security Agreement.

SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES.

  The Borrower hereby warrants and represents to FNBB as follows, and agrees that each of said warranties and representations shall be deemed to continue until full and complete payment and performance of the Obligations and shall apply anew to each borrowing hereunder:

  4.1 Organization and Qualification. Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

  4.2 Corporate Authority. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the shareholders of the Borrower, (b) contravene any provision of the organizational or charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower presently in effect and the contravention of which would result in the occurrence of a Material Adverse Effect,
(c) constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking presently in effect and binding on the Borrower, which event of default would have a Material Adverse Effect, or (d) result in or require the imposition of any Liens on any of the properties, assets or rights of the Borrower, other than pursuant to the Loan Documents.

  4.3 Valid Obligations. This Agreement and the Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

  4.4 Consents or Approvals. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any Governmental Agency, or any other party, the failure of which to obtain would have a Material Adverse Effect.

  4.5 Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it and which are material to the business of Borrower and its Subsidiaries, taken as a whole, as now conducted, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Liens except Permitted Liens or those Liens disclosed on Schedule 4.5 hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

  4.6 Financial Statements. Borrower has furnished FNBB with Triad's consolidated balance sheet as of September 30, 1994 and Triad's consolidated statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Coopers & Lybrand. Borrower has also furnished FNBB with each of Triad's and Borrower's consolidated balance sheet as of June 30, 1995 and its consolidated statements of income, changes in stockholders' equity and cash flow for the six months then ended, which are hereby certified by the principal financial officer of Borrower to present fairly the financial position of Triad and Borrower and their respective Subsidiaries as of such dates and the results of the operations of Triad and Borrower and their respective Subsidiaries for such period, but subject, however, to the absence of footnotes and to normal, recurring year-end adjustments that shall not in the aggregate be material in amount to Triad and Borrower and their respective Subsidiaries taken as a whole. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of Triad and Borrower and their respective Subsidiaries as of such dates and the results of the operations of Triad and Borrower and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve an amount material to Triad and its Subsidiaries, taken as a whole, or Borrower and its Subsidiaries, taken as a whole.

  4.7 Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets and liabilities (taken as a whole), financial condition or business of (i) Triad and its Subsidiaries, taken as a whole, or (ii) Borrower and its Subsidiaries, taken as a whole, that have not been otherwise disclosed to FNBB other than changes in the ordinary course of business, the effect of which has not, in the aggregate, resulted in a Material Adverse Effect.

  4.8 Defaults. As of the date of this Agreement and the Closing Date, no Default exists.

  4.9 Taxes. The Borrower and its Subsidiaries have filed all foreign, federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and its Subsidiaries have been fully paid or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, other than where a failure to file or pay the same would not have a Material Adverse Effect.

  4.10  Litigation.   There is no litigation, arbitration, proceeding or
investigation pending, or, to the knowledge of the Borrower, threatened, against Borrower or any of its Subsidiaries that, if adversely determined, could result in a forfeiture of all or any substantial part of the property of Borrower or Borrower and its Subsidiaries, taken as a whole, or could otherwise have a Material Adverse Effect.

  4.11 Use of Proceeds. The Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans under this Agreement will be used only for purposes not prohibited hereunder. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U and X. The Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

  4.12 Subsidiaries. Except as set forth on Schedule 4.12 hereto or as permitted by Section 6.4, Borrower has no Subsidiaries. The stock owned by Borrower is free and clear of all Liens. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares of such stock have been granted, and no options, warrants or similar rights with respect to such stock are outstanding.

  4.13 Investment Company Act. Neither of the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

  4.14 Compliance with ERISA. Triad has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each of its Employee Plans and is in compliance in all material respects with the applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or an Employee Plan under Title IV of ERISA. No "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any of its Employee Plans. Borrower has no Employee Plans.

  4.15  Environmental Matters.

        (i) Borrower and each of its Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

        (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed and served on Borrower or any Subsidiary, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Borrower, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by the Borrower or any of its Subsidiaries costing in excess of $100,000 per occurrence or $100,000 in the aggregate.

        (iii) To the knowledge of Borrower, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries and no real property now or previously owned, leased or used by Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

        (iv) To the knowledge of Borrower there are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by Borrower or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such Liens or as a result of which Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

        (v) Neither of the Borrower nor any of its Subsidiaries nor, to the knowledge of Borrower, any previous owner, tenant, occupant or user of any real property owned, leased or used by Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect; nor to the knowledge of Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property; nor, to the knowledge of Borrower, are any Hazardous Materials presently deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect.

  4.16 Solvency. As of the Closing Date and after giving effect to the Intercompany Loan, as evidenced by the Intercompany Loan Agreement and the Intercompany Note, the full funding of all Loans permitted hereunder, the payment of all estimated legal, accounting and other fees and expenses related hereto, (a) the fair market value of Borrower's assets will be in excess of the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Borrower as they mature; (b) Borrower shall not have unreasonably small capital to carry out its business as conducted or as proposed to be conducted; (c) Borrower does not intend to and does not believe that it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); (d) Borrower does not intend to hinder, delay or defraud either present or future creditors; and (e) Borrower will have received fair consideration and reasonably equivalent value in exchange for incurring its Obligations under the Loan Documents and Borrower will be the direct beneficiary of the full proceeds of the credit made available by FNBB pursuant to this Agreement.

  4.17 Representations and Warranties With Respect to Eligible Leases. As to each Eligible Lease represented by Borrower to be an "Eligible Lease" on a Borrowing Base Certificate, as of the date of each such Borrowing Base
Certificate:

        (i) the lessor's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever other than the passage of time;

        (ii) unless FNBB has possession of such Eligible Lease, Borrower is holding, on behalf of FNBB, all original lessor's counterparts of such Eligible Lease, including, without limitation, any related guaranties, financing statements, certificates of acceptance and other lease documentation;

        (iii) FNBB has a first priority security interest in such Eligible Lease and the Equipment subject to such Eligible Lease; and

        (iv) such Eligible Lease is enforceable against the lessee thereunder and is not subject to any conditions on the obligations of, or any right or offset, counterclaim or defense by, the lessee thereunder.

SECTION 5.  BORROWER'S AFFIRMATIVE COVENANTS.

  Borrower covenants and agrees that, so long as any funds hereunder shall be available for borrowing and until payment in full of the Note, unless FNBB shall otherwise consent in writing, Borrower shall do all of the following:

  5.1 Records and Reports. Maintain a system of accounting in accordance with GAAP and furnish to FNBB:

        (a) Financial Statements of Triad.

            (i) Audited Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Triad, a copy of the audited financial statements of Triad, including a balance sheet, a profit and loss statement, and statement of changes in stockholders' equity and cash flow, as at the close of and for such fiscal year, all in reasonable detail and in consolidated form, and stating in comparative form the figures as at the close and for the previous fiscal year, together with the unqualified opinion thereon of a nationally recognized accounting firm.

            (ii) Unaudited Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter which is not the end of a fiscal year, a balance sheet, profit and loss statement and a statement of source and application of funds as at the close of such quarter and covering operations for the portion of Triad's fiscal year ending on the last day of such quarter, all in reasonable detail, in consolidated form, all prepared in accordance with GAAP on a basis consistently maintained by Triad and certified by a Responsible Officer, subject, however, to year-end audit adjustments.

        (b) Financial Statements of Borrower.

            (i) Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the financial statements of Borrower, including a balance sheet and a profit and loss statement, as at the close of and for such fiscal year, all in reasonable detail and in consolidated form, and stating in comparative form the figures as at the close and for the previous fiscal year, as included in the management statements which are consolidated into Triad's year end audited financial statements.

            (ii) Unaudited Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter which is not the end of a fiscal year, a copy of the financial statements of Borrower included in Triad's Report on Form 10-Q, or if not available, a balance sheet and profit and loss statement as at the close of such quarter and covering operations for the portion of Borrower's fiscal year ending on the last day of such quarter, all in reasonable detail, in consolidated form, all prepared in accordance with GAAP on a basis consistently maintained by Borrower and certified by a Responsible Officer, subject, however, to year-end audit adjustments.

            (iii) Reconciliation of Borrower and Triad Financial Statements. Upon request of FNBB, together with the financial statements described in Section 5.1(b)(i) and (ii) (collectively, the "Management Statements"), a reconciliation of the Management Statements to Borrower's internal management statements, in form and substance reasonably acceptable to FNBB.

        (c) Compliance Certificates. As soon as available and in any event within forty-five (45) days of the end of each quarter and at such other times as shall be required hereunder, (i) a Compliance Certificate (together with a schedule of calculation of items reflected therein) in the form of Exhibit D, certified by a Responsible Officer and (ii) a copy of any compliance or no-default certificate sent by Triad to any of Triad's lenders.

        (d) Borrowing Base Certificates. As soon as available and in any event within fifteen (15) days of the end of each month and at such other times as shall be required hereunder, a Borrowing Base Certificate (together with a schedule of calculation of items reflected therein) in the form of Exhibit F, certified by a Responsible Officer.

        (e) Collateral Report.   A "Collateral Report" detailing lease
portfolio statistics as of the end of each quarter, for the entire portfolio of Borrower, within fifteen (15) days of the end of such quarter, consisting of a report on (i) receivables aging and (ii) lease charge-offs.

        (f) Other Financial Reports.

            (i) Copies of the management letters, if any, submitted by certified independent accountants to Triad in connection with any audit or examination of Triad, annual, interim or otherwise, all promptly upon receipt in final form by Borrower or Triad.

            (ii)   As soon as available and in no event later than fifteen
(15) days after the same shall have been filed with the Securities and Exchange Commission, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, and, when distributed to Triad's shareholders, each Proxy Statement and Registration Statement of Triad.

        (g) Other Data. Notices of any "prohibited transaction" or "reportable event" (as such terms are defined in Section 4043 of ERISA) with respect to any Employee Plan of Borrower that might constitute grounds for a termination of such Employee Plan under Title IV of ERISA, and such other information relating to the business, properties, condition, operations and financial and other affairs of Borrower as FNBB may reasonably request from time to time.

  5.2   Corporate Rights; Facilities; Conduct of Business.

        (i) Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases, qualifications, privileges, franchises and other authority (collectively, "Rights") adequate for the conduct of its business, except where the lapsing of any such Right would not have a Material Adverse Effect;

        (ii) Maintain, preserve and protect its properties, assets, equipment and facilities in working order and good repair and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, except where the failure to do so would not have a Material Adverse Effect;

        (iii) Maintain, preserve and protect all of its rights to enjoy and use trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations where the failure to do so would have a Material Adverse Effect; and

        (iv) Conduct its business in an orderly manner without voluntary interruption.

  5.3 Insurance. Maintain with financially sound and reputable companies, such insurance in such amounts and subject to such deductibles and other terms as is usual in the business conducted by Borrower, covering, without limitation, fire, theft, public liability, property damage, product liability, worker's compensation and extended coverage insurance covering Borrower's properties and assets.

  5.4 Taxes and Other Liabilities. Promptly pay and discharge all taxes, assessments, levies and other liabilities payable by Borrower when due and payable except such as may be (a) paid thereafter without penalty or (b) contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Borrower shall promptly notify FNBB of any material challenge, contest or proceeding pending by or against Borrower before any taxing authority.

  5.5 Certain Notices. Give prompt written notice to FNBB of (a) the occurrence of any Event of Default or Potential Event of Default, (b) the occurrence of a material adverse change in Triad's or Borrower's business, operations or financial condition or in any of those matters reflected in the reports and records supplied to FNBB under Section 5.1, (c) the pendency or institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding or investigation which would have a Material Adverse Effect, and (d) institution of any proceeding to attach or otherwise levy against any of the Collateral.

  5.6 Inspection Rights. At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit FNBB or any agent, representative or employee of any of them, to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, Borrower, all at FNBB's cost, and provided further, that such inspection does not unreasonably interfere with the conduct of Borrower's business.

  5.7 Conversations With Management. At any reasonable time upon reasonable notice and from time to time during normal business hours, permit FNBB or any agent, representative or employee thereof, to discuss the affairs, finances and accounts of Borrower with any officer of any of them to the extent any of the foregoing may be relevant to Borrower's obligations under the Loan Documents.

  5.8 Periodic Audits. At any reasonable time not to exceed twice per year, upon reasonable notice and from time to time during normal business hours, permit FNBB, or any agent, representative or employee thereof, to conduct periodic audits at FNBB's expense of the Collateral and documentation relating thereto, including, without limitation, all records of payments received on account of the Collateral, provided such audit does not unreasonably interfere with the conduct of Borrower's business.

  5.9 Use of Proceeds. Use the proceeds of the Loans under the Facility only for (a) funding the loan from Borrower to Triad (the "Intercompany Loan") evidenced by the Intercompany Loan Agreement and the Intercompany Note, the proceeds of which are to be used by Triad solely to pay in full the amounts owing by Triad to the noteholders and all other indebtedness under the Parent Loan Agreement, (b) then, to the extent not previously paid, paying the purchase price of equipment leased by Borrower pursuant to Eligible Leases which are Collateral for Loans, and (c) then for general corporate purposes.

  5.10 Compliance With Laws. Exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations, orders, writs, judgments, decrees, determinations and awards of any Governmental Agency, non-compliance with which would have a Material Adverse Effect; provided, however, that Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the opinion of FNBB, adversely affect FNBB's rights hereunder or adversely affect the priority of FNBB's Liens in and on the Collateral.

  5.11 Punctual Payment. Duly and punctually pay or cause to be paid the Obligations, including, without limitation, the principal outstanding and interest accrued on the Note and all other amounts from time to time owing hereunder, all in accordance with the terms of this Agreement and the Note.

  5.12 Agreements. Borrower shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any leases to which it is a party, where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not terminate or modify any provision of any agreement to which it is a party if such termination or modification could have a Material Adverse Effect.

  5.13 Location of Collateral. Borrower shall maintain the lessor's original of each Lease at its office at 3055 Triad Drive, Livermore, California, or such other location as FNBB shall approve in writing. Borrower shall mark any duplicate original of a Lease provided to a lessee after the date hereof as "duplicate," "lessee's original," or in a similar fashion to distinguish it from the lessor's original.

  5.14 Notices to and Consents from Lessees. Promptly after each Funding Date, Borrower shall:

  (i) be given to such lessee, and obtain the lessee's written acknowledgement of such notice if required; and

  (ii) obtain the written consent of the lessee under any Lease which requires that consent to assignment of such Lease be obtained from such lessee, other than a lease under which the lessee is the State of California.

SECTION 6.  BORROWER'S NEGATIVE COVENANTS.

  From the date of execution of this Agreement and so long as funds hereunder shall be available and until payment in full of the Loans, unless FNBB shall otherwise consent in writing, Borrower covenants and agrees as follows:

  6.1 Liens and Encumbrances. Without the prior written approval of FNBB, Borrower shall not create, assume or permit to exist any Lien on any of the Collateral, on the Intercompany Loan Agreement, or on the Intercompany Note, except (collectively, the "Permitted Liens"):

        (1)   Liens granted to FNBB on and in the Collateral;

        (2) Liens for taxes, assessments or levies if payment shall not at the time be required to be made in accordance with Section 5.4 and for which proper reserves are established; and

        (3) Liens for mechanics', laborers' and materialmen's and similar Liens not then delinquent and for which proper reserves are established.

  6.2 Employee Loans. Neither Borrower nor Triad shall make or accrue any loans, investments or other advances of money to any officer or employee of Borrower or Triad during the term of the Facility, other than (a) reimbursable advances incurred in the ordinary course of Borrower's or Triad's business, (b) promissory notes issued upon the exercise of stock options, (c) in the case of Borrower, loans not to exceed $1,000,000 in the aggregate amount at any time outstanding to key employees in connection with the purchase of shares of common stock of Borrower, and (d) in the case of Triad, loans not to exceed $5,000,000 in the aggregate amount at any time outstanding to key employees in connection with the purchase of shares of common stock of Triad.

  6.3 Dividends. Borrower may declare but shall not make, pay or set apart any funds for the payment of any dividends or any other distribution with respect to its Stock, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of its Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower, except:

            (i) dividends payable solely in shares of Borrower's capital Stock; and

            (ii) dividends payable in cash and/or property other than shares of Borrower's capital Stock to the extent that such dividends do not exceed, in the aggregate, twenty-five (25%) of Borrower's net income in that fiscal year.

  6.4 Restriction on Fundamental Changes. Borrower shall not enter into any transaction of merger or consolidation, directly or indirectly, whether by operation of law or otherwise, if Borrower shall not be the continuing or surviving corporation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired; provided, however, that notwithstanding the foregoing
(a) Borrower may reincorporate in Delaware, provided that (i) no Default has occurred and is continuing or would occur, with the lapse of time or the giving of notice or both, immediately after giving effect to such reincorporation, (ii) Borrower gives FNBB at least thirty (30) days' prior written notice of such reincorporation, (iii) such reincorporation does not adversely affect the rights of FNBB under this Agreement, (iv) all of Borrower's assets are transferred to the surviving corporation (the "Survivor") in such reincorporation, (v) the Survivor assumes all of Borrower's obligations under this Agreement and the other Loan Documents pursuant to an agreement in form and substance reasonably satisfactory to FNBB, and (vi) the Survivor executes any financing statements or amendments thereto reasonably requested by FNBB to perfect FNBB's security interest and
(b) Borrower may create new wholly-owned Subsidiaries and sell, assign or otherwise transfer equipment and leases to such Subsidiaries in connection with securitization transactions, provided, that Borrower shall not sell, assign or otherwise transfer any Equipment or Leases which are Collateral if the effect of such sale, assignment or transfer would be to create an Overadvance.

  6.5 Transactions with Affiliates. Borrower shall not enter into or be a party to any agreements or transactions with any Affiliate of Borrower having a value in excess of $1,000,000 in the aggregate except (a) as otherwise permitted hereunder, (b) with respect to the raising of new equity for Borrower; provided, however, that any indebtedness incurred in connection therewith be subordinated to the Obligations of Borrower to FNBB on terms and conditions reasonably satisfactory to FNBB, (c) for securitization transactions as contemplated by Section 6.4 or (d) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are approved by Borrower's board of directors.

  6.6 Maintenance of Business. Borrower shall not engage in any business materially different than the business of providing equipment lease financing and services to manufacturers and users of equipment.

  6.7   ERISA.

        (i) Except as set forth on Schedule 6.7, neither Borrower nor any Affiliate shall incur any obligation to contribute to an employee pension benefit plan as defined in Section 3(2) of ERISA or subject to the minimum funding standards under Section 412 of the Code (a "Plan"), including a Plan required by a collective bargaining agreement or as a consequence of the acquisition of an Affiliate, unless (i) Borrower or the Affiliate shall notify FNBB in writing that it intends to incur such obligation and
(ii) after FNBB's receipt of such notice, FNBB consent to the establishment, maintenance, or Borrower's incurring an obligation to contribute to, the Plan, which consent may not be unreasonably withheld or unreasonably delayed, but may be subject to such reasonable conditions as FNBB may require.

        (ii) If Borrower or any Affiliate incurs any obligation to contribute to any Plan, then Borrower shall not (i) terminate, or permit any Affiliate to terminate, any Plan so as to result in any liability which will have a Material Adverse Effect on Borrower or an Affiliate or (ii) make or permit any Affiliate to make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer Plan so as to result in any liability which will have a Material Adverse Effect on Borrower or any Affiliate.

  6.8 No Use of FNBB's Name. Borrower shall not use or authorize others to use FNBB's name or marks in any publication or medium, including, without limitation, any prospectus, without FNBB's advance written authorization; provided, that Borrower or Triad may disclose the existence of this Agreement in reports required to be filed with the Securities Exchange Commission.

  6.9 Fiscal Year. Borrower shall not change its fiscal year end from September 30 of each year unless required to do so by law or FNBB consents to such change.

  6.10 Indebtedness. Borrower shall not create, incur, assume or be or remain liable with respect to any Indebtedness, other than (a) lease discounting transactions in the ordinary course of business, including lease securitization transactions; (b) Indebtedness not to exceed
$15,000,000 secured by existing leases described in (a) above; and
(c) inter-company guaranties entered into in the ordinary course of business with Triad and its affiliates.

SECTION 7.  FINANCIAL COVENANTS OF BORROWER.

  Borrower covenants and agrees that, so long as the Commitment hereunder shall be available, and until payment in full of the Note, unless FNBB shall otherwise consent in writing, Borrower shall perform all of the following financial covenants. In connection with performance of Borrower's obligations under this Section 7, Borrower agrees and understands that all covenants under this Section 7 shall be measured on the last day of each fiscal quarter of Borrower, and in each case upon review by FNBB of the respective quarter's (i) Management Statements in the case of covenants relating to Borrower, or (ii) the financial statements delivered pursuant to
Section 5.1(a) in the case of covenants relating to Triad.

  7.1 Minimum Interest Coverage Ratio. Maintain an Interest Coverage Ratio in excess of the ratios set forth below:

        Date                                    Interest Coverage Ratio

        August 29, 1995                                     1.3

        September 30, 1995                                  1.3

        December 31, 1995                                   1.3

        March 31, 1995                                      1.4

        June 30, 1995, and thereafter                       1.5.


  7.2 Minimum Tangible Net Worth. Maintain from and after the date hereof a minimum Tangible Net Worth equal to or greater than the sum of
(a) $47,800,000, plus (b) seventy-five percent (75%) of Net Income (without regard to net losses) after September 30, 1994, plus (c) one hundred percent (100%) of New Equity issued after September 30, 1994.

  7.3 Leverage Ratio. Maintain from and after the date hereof a ratio of total liabilities to Tangible Net Worth not to exceed 1.5 to 1.

  7.4   Profitability

        (a) Borrower shall not have an operating loss and/or net loss on a consolidated basis greater than $1 in any fiscal quarter;

        (b) Triad shall not have an operating loss and/or net loss on a consolidated basis greater than $1 in any fiscal quarter;

        (c) Borrower shall not have an operating loss and/or net loss on a consolidated basis, in any amount, in any fiscal year; and

        (d) Triad shall not have an operating loss and/or net loss on a consolidated basis, in any amount, in any fiscal year.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

  8.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

        (a) Failure to pay any installment of principal under this Agreement or the Note on the date such installment shall become due and payable; or

        (b) Failure to pay any installment of interest on the Loans or any of the other Obligations of Borrower to FNBB arising under this Agreement, the Note or any of the other Loan Documents when and as the same shall become due and payable whether by acceleration or otherwise and such failure shall not have been cured within five (5) calendar days; or

        (c) Borrower defaults on the payment of any principal of or any interest on any recourse Indebtedness or Indebtedness under which the lender acquires recourse for any reason, or breaches any term of any evidence of such recourse Indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto if (i) the amount of such Indebtedness exceeds $1,000,000 in principal amount, and (ii) the effect of such breach is to permit acceleration under the applicable instrument; or

        (d) Borrower fails or neglects to perform, keep or observe any of the financial covenants contained in Section 7 of this Agreement; or

        (e) Subject to Sections 8.1(a), (b), (c) and (d), Borrower fails or neglects to perform, keep or observe any covenant or provision of this Agreement or of any of the other Loan Documents or any other document or agreement executed by Borrower in connection therewith and the same has not been cured to FNBB's satisfaction within ten (10) calendar days after Borrower shall become aware thereof, whether by written notice from FNBB or otherwise; or

        (f) Any of Borrower's representations or warranties made in any Loan Document or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made; or

        (g) Either Borrower or Triad shall become insolvent; or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise shall be appointed and shall not be discharged within sixty (60) days after such appointment; or

        (h) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or Triad, or any order, judgment or decree shall be entered against Borrower or Triad decreeing its dissolution or division; provided, however, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition; or

        (i) There shall have been a change in the assets, liabilities, financial condition, operations, or business of Borrower, other than changes in the ordinary course of business, which in the reasonable determination of FNBB has, either individually or in the aggregate, had a Material Adverse Effect; or

        (j) There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against Borrower which is not fully covered by insurance in accordance with Section 5.3 or remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days (whether or not consecutive) or in any event later than five (5) calendar days prior to the date of any proposed sale thereunder, which, together with all such other judgments or attachments against Borrower exceeds in the aggregate $1,000,000; or

        (k) Triad or any other subsidiary of Triad defaults on any third party debt obligation in excess of $1,000,000; or

        (l) Triad fails or neglects to perform, keep or observe any covenant or provision of any Loan Document to which it is a party or any other document or agreement executed by Triad in connection therewith and the same has not been cured to FNBB's satisfaction within ten (10) calendar days after Triad shall become aware thereof, whether by written notice from FNBB or otherwise.

  8.2 Waiver of Default. Any Event of Default may be waived only with the written consent of FNBB. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or extend to or affect any subsequent like default or impair any rights arising therefrom.

  8.3   Remedies.

        (a) Exercise of Remedies. Upon the occurrence and continuance of an Event of Default, FNBB may at the option of FNBB do any one or more of the following, all of which are authorized by Borrower:

            (i) Declare the Commitment of FNBB to make Loans to be terminated, whereupon such Commitment shall forthwith be terminated;

            (ii) Declare all or any of the Obligations of the Borrower under this Agreement, the Note, the other Loan Documents and any other instrument executed by Borrower pursuant to such Loan Documents to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable and FNBB may exercise from time to time any and all rights and remedies available to them under applicable law, provided that if such Event of Default is under part (g) or (h) of Section 8.1, then the Note shall become immediately due and payable forthwith without the requirement of any notice or other action by FNBB.

            (iii) Without notice to or demand upon Borrower, make such payments and do such acts as FNBB considers necessary or commercially reasonable to protect its security interest in the Collateral;

            (iv) Terminate this Agreement as to any future liability or obligation of FNBB, but without affecting its rights and security interest in the Collateral;

            (v)    Exercise all of FNBB's rights under the Security
Agreement; and

            (vi) Exercise in addition to all other rights and remedies granted hereunder, any and all rights and remedies granted under the Loan Documents or otherwise available at law or in equity.

        (b) Deficiency. Borrower shall remain liable for, and pay immediately, any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all of the Obligations, Borrower also being liable for the reasonable fees and expenses of any attorneys employed by FNBB to collect such deficiency; and

        (c) Set-Off. In addition to any rights and remedies of FNBB provided by law, if an Event of Default exists, FNBB is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing from, FNBB to or for the credit or the account of Borrower against any and all Obligations owing to FNBB, then existing, irrespective of whether or not FNBB shall have made demand under this Agreement or any Loan Document. FNBB agrees promptly to notify Borrower after any such set-off and application made by FNBB; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of FNBB under this Section 8.3(c) are in addition to the other rights and remedies (including other rights of set-off) which FNBB may have.

        (d) Rights and Remedies Cumulative. FNBB's rights and remedies under this Agreement shall be cumulative. FNBB shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by FNBB of one right or remedy shall be deemed an election. No delay by FNBB shall constitute a waiver, election or acquiescence by such party.


SECTION 9.  EXPENSES AND INDEMNITIES.

  9.1   Expenses.  Borrower agrees to pay:

        (a) on the Closing Date, all actual and reasonable costs and expenses (including, without limitation, all reasonable attorneys' fees and allocated expenses of FNBB's in-house legal staff or outside counsel) of negotiation and preparation of the Loan Documents, all costs of furnishing all opinions of counsel for Borrower (including, without limitation, any opinions requested by FNBB as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with;

        (b) promptly upon demand, all other actual and reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys' fees and allocated expenses of FNBB's in-house legal staff or outside counsel) incurred by (i) FNBB in connection with the negotiation, preparation, execution and enforcement of the Loan Documents and all amendments, modifications and substitutions thereto and (ii) if an Event of Default has occurred and is continuing, FNBB in connection with the enforcement of the Loan Documents; and

        (c) promptly upon demand, regardless of the existence of an Event of Default, all legal, appraisal, audit, accounting, consulting or other fees, costs or expenses incurred in connection with any litigation, contest, dispute, suit, proceeding or action in which (i) Borrower is a party and
(ii) FNBB shall be the prevailing party (whether instituted by FNBB, Borrower or any other Person) in any way relating to the Loan Documents, or any other agreement to be executed or delivered in connection herewith.

Borrower shall be liable for all fees, costs and expenses listed in this
Section 9.1 whether or not the transactions contemplated by this Agreement are completed, unless the failure to complete such transactions is due solely to FNBB's failure to comply with the terms and conditions of this Agreement.

  9.2 Taxes, etc. Borrower agrees to pay all governmental assessments, charges or taxes (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on FNBB), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Loan Documents or the issuance of the Note by reason of any existing or hereafter enacted federal, state or local statute, and to indemnify and hold FNBB and each and every other holder of any Note harmless against liability in connection with any such assessments, charges or taxes.

  9.3 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless FNBB, each of its Affiliates, assignees, directors, officers, employees, agents and any person who controls any of them within the meaning of the Federal and State securities laws ("Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including, without limitation, in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Loan Documents or any agreement or instrument contemplated by the Loan Documents, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that FNBB believes is covered by this indemnity, FNBB shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory FNBB. FNBB may also require Borrower to defend the matter.
This obligation on the part of Borrower shall survive the payment and performance of the Obligations.

SECTION 10. MISCELLANEOUS.

  10.1 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Loan Documents and the making of the Loans hereunder.

  10.2 No Waiver by FNBB. No failure or delay on the part of FNBB in the exercise of any power, right or privilege hereunder, under the Note or under any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

  10.3 Notices. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as set forth on the signature pages to this Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or five (5) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated below (other than the parties hereto) to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

  10.4 Severability. In case any provision or obligation under the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

  10.5 Construction. This Agreement is the result of negotiations between and has been reviewed by each of Borrower and FNBB and their respective counsel; accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either Borrower or FNBB.

  10.6  Entire Agreement; Amendments and Waivers.

        (a) This Agreement, the other Loan Documents and any other agreement submitted in connection herewith, each dated as of the date hereof, taken together, constitute and contain the entire agreement of Borrower and FNBB and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower and FNBB agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish either Borrower's or FNBB's actual intentions.

        (b) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by FNBB and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 10.6 shall be binding upon each holder of any Note at the time outstanding, each future holder of any such Note, and, if signed by Borrower, on Borrower.

  10.7 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement, the Note or any of the other Loan Documents shall be payable without notice or demand and shall be payable in U.S. Dollars without set-off or reduction of any manner whatsoever.

  10.8 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

  10.9 Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

  10.10 Waiver of Jury Trial. FNBB AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR
THE RELATIONSHIP BETWEEN THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL
CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY FNBB AND BORROWER,
AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER FNBB NOR BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

  10.11 Subsequent Holders. The terms and provisions of the Loan Documents shall inure to the benefit of any assignee or transferee of the Note, and in the event of such transfer or assignment, the rights and privileges conferred in the Loan Documents upon FNBB shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

  10.12 Assignability. This Agreement, the Note and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein, whether by operation of law or otherwise, without the prior written consent of FNBB. FNBB shall, with the prior consent of Borrower, which consent in each case shall not be unreasonably withheld, (i) have the right in accordance with this Section 10.12 to sell and assign either (A) all of its interest or (B) any portion of its interest equal to or greater than Seven Million Five Hundred Thousand Dollars ($7,500,000), under this Agreement, the Note and the other Loan Documents and (ii) to grant any participation or other interest herein or therein; provided, that if FNBB sells or assigns less than all of its interest under this Agreement and the other Loan Documents, it shall continue to hold at a Four Million Dollar ($4,000,000) interest after such sale or assignment.

  10.13 Confidentiality. FNBB agrees to hold in trust and confidence all non-public information concerning the business or operation of Borrower received from Borrower and clearly marked as confidential, and to use such information only in connection with its administration of this Agreement, except with the consent of Borrower. This Section 10.13 shall survive the performance and repayment in full of the Obligations hereunder.

  10.14 Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto and thereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification thereof has been received by Borrower and FNBB.


  WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


BORROWER                                TRIAD SYSTEMS FINANCIAL CORPORATION



                                        By:     STANLEY F. MARQUIS
                                              ------------------------------
                                        Name:   Stanley F. Marquis
                                              ------------------------------
                                        Its:    President
                                              ------------------------------
                                        Notices to be sent to:

                                        TRIAD SYSTEMS FINANCIAL CORPORATION
                                        3055 Triad Drive
                                        Livermore, CA  94550-9559
                                        Attention:  President
                                        Telephone No.:  (510) 449-0606
                                        Telecopy No.:

FNBB                                    THE FIRST NATIONAL BANK OF BOSTON



                                        By:     OSCAR JALDOWSKI
                                              ------------------------------
                                        Name:   Oscar Jaldowski
                                              ------------------------------


                                        FNBB's Payment Office:

                                        The First National Bank of Boston
                                        100 Federal Street
                                        Boston, Massachusetts  02110

                                        Notices to be sent to:

                                        THE FIRST NATIONAL BANK OF BOSTON
                                        The First National Bank of Boston
                                        435 Tasso Street, Suite 250
                                        Palo Alto, California  94301
                                        Attention:  High Technology Division
                                        Telephone No.:  (415) 853-0404
                                        Telecopy No.:  (415) 853-1425

                                        With copies to:
                                        COOLEY GODWARD CASTRO
                                        HUDDLESON & TATUM
                                        One Maritime Plaza, Suite 2000
                                        San Francisco, California  94111
                                        Attn:  Joseph A. Scherer, Esq.
                                        Telephone:  (415) 981-5252
                                        Telecopy:   (415) 951-3699